SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123


                                  June 7, 2005






Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on Friday, July 8, 2005, at 10:00 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation. Also enclosed is a copy of the Company's Annual Report for the year ended December 31, 2004.

     The matters to be addressed at the meeting will include the election of seven directors and the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005. I will also report on the Company's business activities and answer any stockholder questions. The Board of Directors recommends that you vote FOR election of the director nominees and FOR ratification of appointment of the registered public independent accountants. Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

     Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

     Thank you for your support of Security National Financial Corporation. We look forward to seeing you at the Annual Meeting.

                                Sincerely yours,



                                 George R. Quist
                                 Chairman of the Board and
                                 Chief Executive Officer

                     SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 8, 2005

Dear Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on Friday, July 8, 2005, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1. To elect a Board of Directors consisting of seven directors (two directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on May 24, 2005, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

     If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person. If your shares are held in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

                                     By order of the Board of Directors,



                                    G. Robert Quist
                                    First Vice President and Secretary



June 7, 2005
Salt Lake City, Utah

                     SECURITY NATIONAL FINANCIAL CORPORATION
                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                           To Be Held on July 8, 2005

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, July 8, 2005, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (two nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

     A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: G. Robert Quist, by submitting in writing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about June 7, 2005.

     If a stockholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

     The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) to ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005; and (3) to transact such other business as may properly come before the Annual Meeting.

                       RECORD DATE AND VOTING INFORMATION

     Only holders of record of common stock at the close of business on May 24, 2005, will be entitled to vote at the Annual Meeting. As of May 24, 2005, there were issued and outstanding 5,441,713 shares of Class A common stock, $2.00 par value per share and 6,380,197 shares of Class C common stock, $.20 par value per share, resulting in a total of 11,821,910 shares of both Class A and Class C common shares. A majority of the outstanding shares (or 5,910,956 shares) of common stock will constitute a quorum for the transaction of business at the meeting. A list of our stockholders will be available for review at the Company's executive offices during regular business hours for a period of 20 days before the Annual Meeting.

     The holders of each class of common stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

     After carefully reading and considering the information contained in this Proxy Statement, each holder of the Company's common stock should complete, date and sign the Proxy Card and mail the Proxy Card in the enclosed return envelope as soon as possible so that those shares of the Company's common stock can be voted at the Annual Meeting, even if the holders plan to attend the Annual Meeting in person.

     Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting. If a Proxy indicates a specification, it will be in accordance with the specification. If no specification is indicated, the Proxy will be voted for approval of the election of the seven directors recommended by the Board of Directors, for the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005, and in the discretion of the persons named in the Proxy with respect to the other business that may properly come before the meeting or any adjournments of the meeting. You may also vote in person by ballot at the Annual Meeting.

     The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for two of the seven directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. J. Lynn Beckstead, Jr. and H. Craig Moody).

     The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist, Scott M. Quist, and Norman G. Wilbur). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

     Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.


                              ELECTION OF DIRECTORS

                                   PROPOSAL 1
The Nominees

     The Company's Board of Directors consists of seven directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The nominees for the upcoming election of directors include four independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market, and three members of the Company's senior management. All of the nominees for director have served as directors since the 2004 Annual Meeting.

     The nominees to be elected by the holders of Class A common stock are as follows:

      Name              Age      Director Since     Position(s) with the Company
      ----               ---      --------------   ----------------------------
J. Lynn Beckstead, Jr.    51      March 2002        Vice President of
                                                      Mortgage Operations
                                                      and Director
H. Craig Moody            53        September 1995    Director

     The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

      Name               Age      Director Since   Position(s) with the Company
      ----               ---      --------------   ----------------------------
Charles L. Crittenden     85      October 1979       Director
Robert G. Hunter, M.D.    45      October 1998       Director
George R. Quist           84      October 1979       Chairman of the Board
                                                     and Chief Executive Officer
Scott M. Quist            52      May 1986           President, Chief Operating
                                                     Officer and Director
Norman G. Wilbur          66      October 1998       Director

     The following is a description of the business experience of each of the nominees and directors.

     George R. Quist has been Chairman of the Board and Chief Executive Officer of the Company since October 1979. Mr. Quist served as President of the Company from 1979 until July 2002. From 1960 to 1964, Mr. Quist was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

     Scott M. Quist has been President of the Company since July 2002, its Chief Operating Officer since October 2001, and a director since May 1986. Mr. Quist served as First Vice President of the Company from May 1986 to July 2002. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. He has also served as a regional director of Key Bank of Utah since November 1993. Mr. Quist is currently a director and past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

     J. Lynn Beckstead Jr. has been Vice President of Mortgage Operations and a director of the Company since March 2002. In addition, Mr. Beckstead is President of SecurityNational Mortgage Company, an affiliate of the Company, having served in this position since July 1993. From 1990 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation. From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation. From 1980 to 1983, he was a principal broker for Boardwalk Properties. >From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company. From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

     Charles L. Crittenden has been a director of the Company since October 1979. Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

     Robert G. Hunter, M.D. has been a director of the Company since October 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the statewide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is also Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards.

     H. Craig Moody has been a director of the Company since September 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

     Norman G. Wilbur has been a director of the Company since October 1998. Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis. His final position was Manager of Planning and Reporting for J.C. Penney's stores. After 36 years with J.C. Penny's, he took an option of an early retirement in 1997. Mr. Wilbur is a past board member of a homeless organization in Plano, Texas.

     The Board of Directors recommends that stockholders vote "FOR" the election of each of the director nominees.

The Board of Directors, Board Committees and Meetings

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company. The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2004. No directors attended fewer than 75% of all meetings of the Board of Directors during the 2004 fiscal year.

     The size of the Board of Directors of the Company for the coming year is seven members. Four of the directors, or a majority of the Board of Directors, are independent directors. The independent directors have regularly scheduled meetings at which only independent directors are present.

     Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

     There  are  four   committees  of  the  Board  of  Directors,   which  meet
periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

     The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden (Chairman of the Committee),
H. Craig Moody, Robert G. Hunter, M.D. and Norman G. Wilbur. During 2004, the Compensation Committee met on two occasions.

     The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur (Chairman of the Committee). During 2004, the Audit Committee met on four occasions.

     The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, and H. Craig Moody. During 2004, the Executive Committee met on two occasions. During 2004, there were four meetings of the Company's Board of Directors.

     The Nominating and Corporate Governance Committee identifies individuals qualified to become board members consistent with criteria approved by the board, recommends to the board the persons to be nominated by the board for election as directors at a meeting of stockholders, and develops and recommends to the board a set of corporate governance principles. The Nominating and Corporate Governance Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody (Chairman of the Committee), Robert G. Hunter, M.D. and Norman G. Wilbur. The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market, Inc.

Director Nominating Process

     The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company's bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate
Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the board for inclusion in the slate of directors at the annual meeting. The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

     The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders. To recommend a perspective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123. Recommendations from stockholders for nominees must be received by Mr. Quist not later than the date set forth under "Deadline for Receipt of Stockholder's Proposals for Annual Meeting to be Held in July 2006"; below.

     The Nominating and Corporate Governance Committee operates pursuant to a written charter. The full text of the charter is published on the Company's website at www.securitynational.com. Stockholders may also obtain a copy of the charter without charge by writing to: G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

     The Company's non-management directors regularly meet without management participation. In addition, an executive session including only the independent directors is held at least annually.

Stockholder Communications with the Board of Directors

     Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

     The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first two individuals are set forth above):

        Name                 Age             Title
  ------------------         ---     ------------------
  George R. Quist(1)          84     Chairman of the Board and
                                     Chief Executive Officer
  Scott M. Quist(1)           52     President, Chief Operating Officer
                                     and Director
  G. Robert Quist(1)          53     First Vice President and Secretary
  Stephen M. Sill             59     Vice President, Treasurer and
                                     Chief Financial Officer
  J. Lynn Beckstead, Jr.      51     Vice President of Mortgage Operations
                                     and Director
  Christie Q. Overbaugh(1)    56     Senior Vice President of Internal
                                     Operations of Southern Security Life
                                     Insurance Company

     (1) George R. Quist is the father of Scott M. Quist, G. Robert Quist and Christie Q. Overbaugh

     Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since March 2002. From 1997 to March 2002, Mr. Sill was Vice President and Controller of the Company. From 1994 to 1997, Mr. Sill was Vice President and Controller of Security National Life Insurance Company. From 1989 to 1993, he was Controller of Flying J. Inc. From 1978 to 1989, Mr. Sill was Senior Vice President and Controller of Surety Life Insurance Company. From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc. From 1974 to 1975, Mr. Sill was Director of Reporting for Northwest Pipeline Corporation. From 1970 to 1974, he was an auditor with Arthur Andersen & Co. Mr. Sill is a past president and a former director of the Insurance Accounting and Systems Association (IASA), a national association of over 1,300 insurance companies and associate members.

     G. Robert Quist has been First Vice President and Secretary of the Company since March 2002. Mr. Quist has also served as First Vice President of Singing Hills Memorial Park since 1996. Mr. Quist has served as Vice President of Memorial Estates since 1982; he began working for Memorial Estates in 1978. Also since 1987, Mr. Quist has served as President and a director of Big Willow Water Company and as Secretary-Treasurer and a director of the Utah Cemetery Association. From 1987 to 1988, Mr. Quist was a director of Investors Equity Life Insurance Company of Hawaii.

     Christie Q. Overbaugh has been Senior Vice President of Internal Operations for Southern Security Life Insurance Company since June 2002, and Vice President of Underwriting of Security National Life Insurance Company since October 1998. Ms. Overbaugh has also served as Vice President of the Company from October 1999 to June 2002, and as Vice President of Underwriting for Southern Security Life Insurance Company from October 1998 to June 2002. >From 1985 to 1990, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company. From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association. Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

     The Board of Directors of the Company has a written procedure, which requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

     No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 2004 or 2003.

Corporate Governance

     Corporate Governance Guidelines. The board has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance. The guidelines are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines is published on the Company's website at www.securitynational.com. A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

     Code of Business Conduct. All of the Company's officers, employees and directors are required to comply with the Company's Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior. The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business. Employees are required to report any violations or suspected violations of the Code. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

     The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, the Company's Chairman of the Board and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 2004, whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 2004.




                           Summary Compensation Table
                                                                                           Annual Compensation
                                      Long-Term Compensation
                                                           Other
                                                          Annual     Restricted     Securities      Long-Term    All Other
Name and                                                  Compen-       Stock       Underlying      Incentive    Compen-
Principal Position        Year    Salary($)  Bonus($)  sation($)(2)    Awards($)  Options/SARs(#)   Payout($)    sation($)(3)
------------------        ----    ---------  --------  ------------    ---------  ---------------------------    ------------
George R. Quist (1)       2004   $165,600   $ 50,000     $2,400          $0          100,000          $0        $26,002
  Chairman of the         2003    165,600     50,000      2,400           0          100,000           0         23,273
  Board and Chief         2002    165,600     25,000      2,400           0           80,000           0         31,186
  Executive Officer

Scott M. Quist (1)        2004   $215,900   $ 75,000     $7,200          $0       1,000,000(4)        $0        $34,773
  President, Chief        2003    205,400     60,000      7,200           0          70,000            0         29,531
  Operating Officer       2002    179,400     35,000      7,200           0          40,000            0         24,066
  and Director

J. Lynn Beckstead, Jr.    2004   $195,796   $ 85,000         $0          $0           5,000           $0        $25,750
  Vice President of       2003    158,500    255,675          0           0          15,000            0         16,104
  Mortgage Operations     2002    150,000    120,401          0           0          10,000            0         15,101
  and Director

G. Robert Quist (1)       2004   $104,814   $      0     $2,400          $0          10,000           $0        $10,711
  First Vice President    2003     87,175     16,599      2,400           0          35,000            0          9,748
  and Secretary

Stephen M. Sill           2004   $102,855 $    6,000     $3,600          $0           5,000           $0        $11,684
  Vice President,
  Treasurer and Chief
  Financial Officer


     (1)  George R. Quist is the father of Scott M. Quist and G. Robert Quist.

     (2) The amounts indicated under "Other Annual Compensation" consist of payments related to the operation of automobiles by the Named
          Executive Officers. However, such payments do not include the furnishing of an automobile by the Company to George R. Quist, Scott
          M. Quist, J. Lynn Beckstead Jr., and G. Robert Quist, nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

     (3) The amounts indicated under "All Other Compensation" consist of (a) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Security National Financial Corporation Deferred Compensation Plan (for the years 2004, 2003, and 2002, such amounts were George R. Quist, $21,341, $18,590 and $16,207, respectively; Scott M. Quist, $23,001, $23,000 and $19,219, respectively; J. Lynn Beckstead, Jr., $21,000, $12,750 and $0, respectively; G. Robert Quist, $10,161 and $9,394 for the years 2004 and 2003, respectively; and Stephen M. Sill $11,134 for the year
          2004);  (b)  insurance  premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive Officers (for the years 2004, 2003 and 2002, such amounts were for George R. Quist $17, $39 and $125, respectively; and for Scott M. Quist, G. Robert Quist, Stephen M. Sill and J. Lynn Beckstead, Jr., $550, $354, and $642 each, respectively); (c) life insurance premiums paid by the Company for the benefit of the family of George R. Quist ($4,644 for each of the years 2004, 2003 and 2002); Scott M. Quist ($11,222 for the year 2004, $6,177 for the year 2003, $4,205 for the year 2002); and J. Lynn Beckstead, Jr. ($4,200 for the year 2004); (d) compensation paid for the cashless exercise of 50,000 shares of Company stock exercised by George R. Quist ($10,210) for the year 2002; (e) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Security National Financial Corporation's Employer Stock Ownership Plan (ESOP) (for the years 2003 and 2002, such amounts were J. Lynn Beckstead Jr., $3,000 and $2,754, respectively; and (f) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Security National Financial Corporation Tax-Favored Retirement Savings Plan (401-k) Plan) (for the years 2003 and 2002, such amounts were J. Lynn Beckstead Jr., $0 and $11,705, respectively). The amounts under "All Other Compensation" do not include the no-interest loan in the amount of $172,000 that the Company made to George R. Quist on April 29, 1998 to exercise stock options granted to him. The loan has been fully paid as of March 31, 2005.

     (4) Options to purchase 1,000,000 shares of Class C common stock. The Class C common shares are convertible to Class A common shares on the basis of ten shares of Class C common stock to one share of Class A common stock.

     The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 2004, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 2004.

     Aggregated Option/SAR Exercised in Last Fiscal Year and Fiscal Year-End Option/SAR Values:

                                                              Number of
                                                             Securities                                  Value of
                                                             Underlying                                 Unexercised
                                                             Unexercised                               In-the-Money
                                                           Options/SARs at                            Options/SARs at
                        Shares                              December 31,                               December 31,
                     Acquired on                               2004(#)                                    2004
                      Exercise       Value                    -------                                    ------
Name                   (#)         Realized       Exercisable          Unexercisable            Exercisable  Unexercisable
----                 --------      --------       -----------          -------------            -----------  -------------
George R.  Quist      68,298       $560,040          153,620               -0-               $    27,233       $   -0-
Scott M. Quist          -0-            -0-          1,082,175(1)           -0-                       -0-           -0-
J. Lynn Beckstead, Jr. 8,355         62,243           21,788               -0-                       -0-           -0-
G. Robert Quist        6,862         51,455           49,088               -0-                       -0-           -0-
Stephen M. Sill        3,718         32,350            5,250               -0-                    1,228            -0-
-----------------

     (1) Includes options to purchase 1,000,000 shares of Class C common stock. The Class C common shares are convertible to Class A common shares on the basis of ten shares of Class C common stock to one share of Class A common stock.

Retirement Plans

     On December 8, 1988, the Company entered into a deferred compensation plan with George R. Quist, the Chairman and Chief Executive officer of the Company. The plan was later amended on three occasions with the third amendment effective February 1, 2001. Under the terms of the plan as amended, upon the retirement of Mr. Quist, the Company is required to pay him ten annual installments in the amount of $60,000. Retirement is defined in the plan as the age of 70, or a later retirement age, as specified by the Board of Directors. The $60,000 annual payments are to be adjusted for inflation in accordance with the United States Consumer Price Index for each year after January 1, 2002. If Mr. Quist's employment is terminated by reason of disability or death before he reaches retirement age, the Company is to make the ten annual payments to Mr. Quist, in the event of disability, or to his designated beneficiary, in the event of death.

     The plan also provides that the Board of Directors may, in its discretion, pay the amounts due under the plan in a single, lump-sum payment. In the event that Mr. Quist dies before the ten annual payments are made, the unpaid balance will continue to be paid to his designated beneficiary. The plan further requires the Company to furnish an automobile for Mr. Quist's use and to pay all reasonable expenses incurred in connection with its use for a ten year period, and to provide Mr. Quist with a hospitalization policy with similar benefits to those provided to him the day before his retirement or disability. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death, or disability, the entire amount of deferred compensation payments under the plan shall be forfeited by him.

Employment Agreements

     On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer. The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President, and Chief Operating Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist's life and a whole life insurance policy in the amount of $500,000 on Mr. Quist's life. In the event of disability, Mr. Quist's salary would be continued for up to five years at 75% of its current level.

     In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale. The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation. However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company accrued $31,500 and $328,000 in fiscal 2004 and 2003, respectively, to cover the present value of anticipated retirement benefits under the employment agreement.

     On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company. The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection. In the event of disability, Mr. Beckstead's salary would be continued for up to five years at 50% of its current level.

     In the event of a sale or merger of the Company, and Mr. Beckstead were not retained in his current position, the Company would be obligated to continue Mr. Beckstead's current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62 1/2) (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary. However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The
Company accrued in 2004 and 2003 approximately $18,500 and $172,000, respectively, to cover the present value of the retirement benefit of the agreement.

Director Compensation

     Directors of the Company (but not including directors who are employees) are paid a director's fee of $13,200 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments. However, each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A Common Stock under the 2000 Director Stock Option Plan.

Employee 401(k) Retirement Savings Plan

     In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan to purchase Company stock up to a maximum discretionary employee contribution of 1/2% of a participating employee's compensation, as defined by the plan.

     All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 2004, 2003 and 2002 were approximately $5,746, $4,493 and $7,975, respectively. Also, the Company may contribute at the discretion of the Company's Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan. The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant's title in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. The Company's contributions to the plan for 2004, 2003 and 2002, were $128,949, $110,081 and $142,218, respectively.

Employee Stock Ownership Plan

     Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

     Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 234 participants and had $105,196 contributions payable to the Plan in 2004. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

     Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustees of the trust fund under the Ownership Plan are George R. Quist, Scott M. Quist and Robert G. Hunter, who each serve as a director of the Company.

Deferred Compensation Plan

     In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company's contribution for 2004, 2003 and 2002 was $123,249, $95,485 and $100,577, respectively.

1993 Stock Option Plan

     On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A common stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

     The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 1993 Plan, were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

     The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales effected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the Plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

     Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

     The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time, subject to approval of certain modifications to the 1993 Plan by the shareholders of the Company as may be required by law or the 1993 Plan. On November 7, 1996, the Company amended the 1993 Plan as follows: (i) to increase the number of shares of Class A common stock reserved for issuance under the 1993 Plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock. On October 14, 1999, the Company amended the 1993 Plan to increase the number of shares of Class A common stock reserved for issuance under the plan from 746,126 Class A shares to 1,046,126 Class A shares. The Plan terminated in 2003 and options granted thereunder are non-transferable.

2000 Director Stock Option Plan

     On October 16, 2000, the Company adopted the 2000 Directors Stock Option Plan (the "Director Plan") effective November 1, 2000. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 50,000 shares of Class A common stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company's Class A common stock under the Director Plan.

     Effective as of November 1, 2000, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

     In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the "Continuing Directors" (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

2003 Stock Option Plan

     On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Incentive Plan (the "2003 Plan"), which reserved 500,000 shares of Class A common stock and 1,000,000 shares of Class C common stock for issuance thereunder. The 2003 Plan was approved by the Board of Directors on May 9, 2003, and by the stockholders at the annual meeting of the stockholders held on July 11, 2003. The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

     The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options", as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code") and "non-qualified options" may be granted under the 2003 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 2003 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

     The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common Stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the Plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

     Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

     The 2003 Plan has a term of ten years. The Board of Directors may amend or terminate the 2003 Plan at any time, subject to approval of certain modifications to the 2003 Plan by the shareholders of the Company as may be required by law or the 2003 Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of any class of the Company's common stock to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of stock reports received by it with respect to fiscal 2004, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were compiled with, except that George R. Quist, Chairman and Chief Executive Officer of the Company, through an oversight, filed one late Form 4 report reporting the purchase of shares of Class A common stock in one transaction.

Certain Relationships and Related Transactions

     On December 19, 2001, the Company entered into an option agreement with Monument Title, LLC, a Utah limited liability company in which the Company made available a $100,000 line of credit to Monument Title at an interest rate of 8% per annum. The line of credit is secured by the assets of Monument Title. From December 28, 2001 to June 14, 2002, the Company advanced Monument Title a total of $77,953 under the line of credit. The amount advanced under the line of credit plus accrued interest are payable upon demand. Ron Motzkus and Troy Lashley, who own 90% and 10% of the outstanding shares of Monument Title, respectively, are brother-in-laws of Scott M. Quist, President and Chief Operating Officer of the Company. The Company has the right under the option agreement for a period of five years from the date thereof to acquire 100% of the outstanding common shares of Monument Title for the sum of $10. The purpose of the transaction, which was approved by the Company's Board of Directors, is to insure that the title and escrow work performed for Security National Mortgage Company in connection with its mortgage loans are completed as accurately as possible by Monument Title to avoid any economic losses to the Company.

     On November 1, 2004, the Company entered into an Agreement to Repay Indebtedness and to Convey Option with Monument Title and Mr. Motzkus. Under the terms of the agreement, Monument Title agreed to pay the Company a total of $94,177, representing the total of $77,953 that the Company advanced to Monument Title under the line of credit, plus interest thereon, within seven days from the date of the agreement. Monument Title paid the $94,177 to the Company pursuant to the agreement. In addition, the Company agreed to release its interest in the option agreement to acquire 100% of the outstanding common shares of Monument Title, in consideration for the payment of an additional
$94,177. Monument Title is to pay the additional $94,177 to the Company in minimum payments of $500 per month for the first twelve months following the date of the agreement, with additional payments of $1,000 per month for the second twelve months following the date of the agreement. After the 24th month following the date of the agreement, the outstanding balance is to bear interest at the three-year treasury rate plus one percent. The minimum payment for the third year is $1,500 per month, the minimum payment for the fourth year is $2,000 per month and the minimum payment for the fifth year is $2,500 per month. Any remaining unpaid balance, including interest, shall be due and payable at the conclusion of the 60th month from the date of the agreement.

     On December 26, 2003, Security National Life entered into a coinsurance agreement and a modified coinsurance agreement with Southern Security Life Insurance Company, effective September 30, 2003. Under the terms of these agreements, Southern Security Life Insurance Company ceded 50% of certain blocks of its universal life business to Security National Life. The total liabilities reinsured for this business on October 1, 2003 were $22,195,259. Southern Security Life Insurance Company received a ceding commission from Security National Life of $3,200,000 and will pay a risk charge to Security National Life of 1% of the outstanding coinsurance per calendar quarter. Southern Security Life Insurance Company placed investment grade bonds in a bank trust, the value of which equal the outstanding liabilities ceded to Security National Life. Security National Life is named as a beneficiary of the trust, and the terms of the trust are such that Southern Security Life Insurance Company will maintain investment grade bonds in the trust to equal the outstanding liabilities ceded to Security National Life.

     Under the coinsurance agreement and the modified coinsurance agreement, the coinsurance and the decrease in reserves are equal in amount. Under U. S. GAAP the coinsurance and the reserve decreases are netted since these are non-cash items, and Southern Security Life Insurance Company expects to recapture the coinsurance from future profits of the reinsured business. Southern Security Life Insurance Company has the right to recapture the business at any time after

September 30, 2004, upon 90 days advance notice. As of December 31, 2004, the outstanding coinsurance amount was $2,426,107. Southern Security Life Insurance Company recorded as an expense the risk charge of $112,315 for 2004. The coinsurance agreements have remained in effect following completion of the merger of SSLIC Holding Company into Southern Security Life Insurance Company. As a result, the coinsurance agreements have not been impacted or affected by the completion of such merger.

     On December 28, 2004, Security National Life entered into a coinsurance agreement and a modified coinsurance agreement with Southern Security Life Insurance Company, effective October 1, 2004. Under the terms of these agreements, Southern Security Life Insurance Company ceded 25% of certain blocks of its universal life business to Security National Life. The total liabilities reinsured for this business on October 1, 2004 were $11,010,599. Southern Security Life Insurance Company received a ceding commission from Security National Life of $1,200,000 and will pay a risk charge to Security National Life of 1% of the outstanding coinsurance per calendar quarter. Southern Security Life Insurance Company placed investment grade bonds in a bank trust, the value of which equal the outstanding liabilities ceded to Security National Life. Security National Life is named as a beneficiary of the trust, and the terms of the trust are such that Southern Security Life Insurance Company will maintain investment grade bonds in the trust to equal the outstanding liabilities ceded to Security National Life.

     Under the coinsurance agreement and the modified coinsurance agreement, the coinsurance and the decrease in reserves are equal in amount. Under U. S. GAAP the coinsurance and the reserve decreases are netted since these are non-cash items, and Southern Security Life Insurance Company expects to recapture the coinsurance from future profits of the reinsured business. Southern Security Life Insurance Company has the right to recapture the business at any time after September 30, 2005, upon 120 days advance notice. As of December 31, 2004 the outstanding coinsurance amount was $1,157,886. Southern Security Life Insurance Company recorded as an expense the risk charge of $12,000 for 2004. The coinsurance agreements have remained in effect following completion of the merger of SSLIC Holding Company into Southern Security Life Insurance Company. As a result, the coinsurance agreements have not been impacted or affected by the completion of such merger.

     The Company's Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2005, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.



                                                                                                     Class A and
                                            Class A                          Class C                   Class C
                                         Common Stock                     Common Stock              Common Stock
                                         ------------                     ------------              ------------
                                   Amount                           Amount                           Amount
                                Beneficially       Percent       Beneficially        Percent      Beneficially    Percent
Name and Address (1)                Owned         of Class           Owned          of Class          Owned      of Class
-----------------                  -------        --------           -----          --------          -----      --------
George R. and Shirley C. Quist
  Family Partnership, Ltd. (2)     426,375          7.0%          3,358,687            52.6%     3,785,062          28.1%
Employee Stock
  Ownership Plan (3)               577,183          9.5%          1,553,041            24.3%     2,130,224          15.8%
George R. Quist (4)(5)(7)(8)       449,945          7.4%            470,581             7.4%       920,526           6.8%
Scott M. Quist (4)(7)(9)           347,885          5.7%          1,307,079            20.5%     1,654,964          12.3%
Associated Investors (10)           92,798          1.5%            655,610            10.3%       748,408           5.5%
G. Robert Quist (6)(11)            112,300          1.9%            244,052             3.8%       356,352           2.6%
J. Lynn Beckstead, Jr., (6)(12)    104,193          1.7%            --                  *          104,193            *
Stephen M. Sill (6)(13)             58,087          1.0%            --                  *           58,087            *
Christie Q. Overbaugh (14)          56,979          *               105,501             1.7%       162,480           1.2%
Robert G. Hunter, M.D., (4)(15)      7,296          *               --                  *            7,296            *
Norman G. Wilbur (16)                5,962          *               --                  *            5,962            *
Charles L. Crittenden (17)           5,921          *               --                  *            5,921            *
H. Craig Moody (18)                  5,678          *               --                  *            5,678            *
All directors and executive officers
  (10 persons) (4)(5)(6)(7)      1,580,621         26.1%          5,485,500            86.0%     7,066,521          52.4%

*   Less than 1%

     (1) Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

     (2) This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which George R. Quist is the general partner.

     (3) The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, Scott M. Quist, and Robert G. Hunter who exercise shared voting and investment powers.

     (4) Does not include 577,183 shares of Class A common stock and 1,553,041 shares of Class C common stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R Quist, Scott M. Quist and Robert G. Hunter are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

     (5) Does not include 92,798 shares of Class A common stock and 655,611 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which George R. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

     (6) Does not include 252,757 shares of Class A common stock owned by the Company's 401(k) Retirement Savings Plan, of which G. Robert Quist, J. Lynn Beckstead, and Stephen M. Sill are members of the Investment Committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

     (7) Does not include 140,573 shares of Class A common stock owned by the Company's Deferred Compensation Plan, of which George R. Quist and
          Scott M. Quist are members of the Investment Committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

     (8) Includes options to purchase 153,620 shares of Class A common stock granted to George R. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (9) Includes options to purchase 77,175 shares of Class A common stock and 1,050,000 shares of Class C common stock granted to Scott M. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (10) The managing partner of Associated Investors is George R. Quist, who exercises sole voting and investment powers.

     (11) Includes options to purchase 49,088 shares of Class A common stock granted to G. Robert Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (12) Includes options to purchase 21,788 shares of Class A common stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (13) Includes options to purchase 5,250 shares of Class A common stock granted to Mr. Sill that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (14) Includes options to purchase 7,875 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (15) Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (16) Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     (17) Includes options to purchase 1,103 shares of Class A common stock granted to Mr. Crittenden that are currently exercisable or will become exercisable within 60 days of March 31, 2005.

     The Company's officers and directors, as a group, own beneficially approximately 52.4% of the outstanding shares of the Company's Class A and Class C common stock.

                      REPORT OF THE COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the five other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed of four directors, all of whom are independent, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

     Executive Compensation Components. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

     Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2004 were reasonable as compared to amounts paid by companies of similar size.

     Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain financial performance. The Compensation Committee believes that executive officer annual bonuses for 2004 were reasonable as compared to amounts paid by companies of similar size.

     Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Class A common stock occurs over a number of years.

     Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by George R. Quist, the Chairman of the Board and Chief Executive Officer of the Company, for services rendered in 2004. Mr. Quist received a base salary of $165,600 for 2004. He also received an annual bonus of $50,000 and stock options to purchase 100,000 shares of the Company's Class A common stock, of which 50,000 shares are exercisable at $3.96 per share and 50,000 shares are exercisable at $3.55 per share. Under the Compensation Committee's rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

                             COMPENSATION COMMITTEE

                             Charles L. Crittenden, Chairman
                             Robert G. Hunter, M.D.
                             H. Craig Moody
                             Norman G. Wilbur

                          REPORT OF THE AUDIT COMMITTEE

     The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     During the year 2004, the Audit Committee met four times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee met with the Company's former independent auditors, Tanner LC, and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2004 was compatible with the auditors' independence.

     In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

     Pursuant  to  the  reviews  and  discussions  described  above,  the  Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                      AUDIT COMMITTEE

                                      Norman G. Wilbur, Chairman
                                      Charles L. Crittenden
                                      H. Craig Moody

                         COMPANY STOCK PRICE PERFORMANCE

     This graph below compares the cumulative total stockholder return of the Company's Class A common stock with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance Index for the period from December 31, 1999 through December 31, 2004. The graph assumes that the value of the investment in the Company's Class A common stock and in each of the indexes was 100 at December 31, 1999, and that all dividends were reinvested.

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Class A common stock.

                        December 31,      December 31,       December 31,       December 31,    December 31,   December 31,
                            1999             2000             2001               2002            2003            2004
                            ----             ----             ----               ----            ----            ----
Security National
   Financial Corporation     100               70               81                216               262           117
S&P 500                      100               90               78                 60                76            82
S&P Insurance Index          100              133              116                 91               108           115

     The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

     The independent public accounting firm of Hansen, Barnett & Maxwell, P.C. has been the Company's registered public independent accountants since May 20, 2005. The Audit Committee has recommended and the Board of Directors has appointed Hansen, Barnett & Maxwell for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. It is anticipated that representatives of Hansen, Barnett & Maxwell will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for fiscal year ending December 31, 2005.

                AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                   AND IMPLEMENTATION FEES AND ALL OTHER FEES

     Fees for the year 2004 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by Tanner L.C., the Company's former registered public independent accountants, were approximately $262,000. There were $19,000 in other fees during 2004.

                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Stockholders are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 2004. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2004. Such requests should be directed to G. Robert Quist, First Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
                   FOR ANNUAL MEETING TO BE HELD IN JULY 2006

     Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2006 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2006.

                                   By order of the Board of Directors,


                                   G. Robert Quist
                                   First Vice President and Secretary
June 7, 2005
Salt Lake City, Utah

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS C COMMON STOCK

     The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 8, 2005, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect five of the seven directors to be voted upon by Class A and Class C common stockholders together:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

             Charles L. Crittenden, Robert G. Hunter, M.D., Scott M. Quist
                      George R. Quist and Norman G. Wilbur

2. To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005;

                   [  ]  FOR                  [  ]  AGAINST

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

Dated                                                       , 2005
      ------------------------------------------------------

-----------------------------------------
Signature of Stockholder

------------------------------------------
Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS A COMMON STOCK

     The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 8, 2005, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect two directors to be voted upon by Class A common stockholders voting separately as a class:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

             J. Lynn Beckstead,  Jr. and H. Craig Moody

2. To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

            Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist
                      Scott M. Quist, and Norman G. Wilbur

3. To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005;

                     [  ]  FOR                 [  ]  AGAINST

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSAL 3 and 4.

Dated                                                                 , 2005
      ----------------------------------------------------------------

-----------------------------------------
Signature of Stockholder

-----------------------------------------
Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.